                                                                    Exhibit 10.4

                           STOCK PURCHASE AGREEMENT
                           ------------------------


     THIS STOCK PURCHASE AGREEMENT is made as of December 28, 1996 by and among Erol's Internet, Inc., a Delaware corporation (the "Company"), Erol Onaran (the "Stockholder"), Dennis Spina ("Spina") and Gold & Appel Transfer, S.A., a British Virgin Islands corporation (the "Investor").

                                R E C I T A L S

     A. Prior to December 11, 1996, OEO, Inc., a Virginia corporation wholly owned by the Stockholder (the "Predecessor"), operated two unincorporated divisions, the Erol's Internet Division and the Erol's Service Division.

     B. On December 11, 1996, pursuant to an Agreement of Merger and Plan of Reorganization dated as of December 2, 1996 by and between the Predecessor and the Company, the Predecessor was merged with and into the Company which was the surviving corporation (the "Merger").

     C. On December 28, 1996, but prior to the execution and consummation of this Agreement, pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") between the Company and Erol's Computer & TV/VCR Service, Inc., a Virginia corporation wholly owned by the Stockholder ("ECS"), all of the Company's assets, other than the assets necessary for, or otherwise used or held for use in, the operation of the Erol's Internet Division, together with associated liabilities, were transferred to ECS (the "Reorganization"). As a result of the Reorganization, the Company is wholly owned by the Stockholder and owns and operates only the former business of the Erol's Internet Division.

     D. For purposes of this Agreement, the term "Division" shall mean (i) the Predecessor and the Company with respect to its Erol's Internet Division prior to the effective time of the Reorganization and (ii) the Company from and after such effective time.


                     THE PARTIES HEREBY AGREE AS FOLLOWS:

1.   Purchase and Sale of Stock.
     --------------------------

     1.1  Sale and Issuance of Shares.  Subject to the terms and conditions of
          ---------------------------
this Agreement, the Investor agrees to purchase at the Closing and the Company agrees to sell and issue to the Investor at the Closing, 2,680,000 shares (the "Shares") of the Company's Voting Common Stock, par value $.001 per share, which equals twenty percent (20%) of the sum of (a) the currently outstanding Voting Common Stock and (b) the Voting Common Stock and Non-Voting Common Stock reserved for issuance under the Company's option, bonus or other stock plans, pursuant to the exercise of any outstanding warrants, option agreements or similar rights, and pursuant to the conversion of any convertible securities, for a purchase price equal to Three Million Dollars ($3,000,000.00).

     1.2  Closing.  The purchase and sale of the Shares shall take place at
          -------
the Company's offices at 7921 Woodruff Court, Springfield, Virginia 22151 at 10:00 A.M., on December 28, 1996, or at such other time and place as the Company, the Stockholder and the Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to the Investor a certificate representing the Shares against payment of the purchase price therefor by check, wire transfer or any combination thereof.

     1.3  Use of Proceeds.  The Company will use the proceeds from the sale of
          ---------------
the Shares for the purposes specified by the Company's board of directors (the "Board").

2.   Representations and Warranties of the Company and the Stockholder.  The
     -----------------------------------------------------------------
Company and the Stockholder, jointly and severally, hereby represent and warrant to the Investor as of the date hereof and as of the Closing, that, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished the Investor, specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

     2.1  Organization, Good Standing and Qualification; Reorganization.  The
          -------------------------------------------------------------
Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted in its Confidential Discussion Memorandum dated December 28, 1996, heretofore furnished to the Investor ("Business Plan"). The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its assets, operations or financial condition or the Company's ability to perform its obligations under this Agreement or under any Ancillary Agreement (as defined below) to which it is a party ("Material Adverse Effect"). The Company has provided the Investor with complete copies of all documents related to the Reorganization. Each of the Merger and the Reorganization was consummated in accordance with its terms effective as of December 11, 1996, and December 28, 1996, respectively, and, except as set forth in Section 2.12 of the Schedule of Exceptions, all consents and other approvals required in connection therewith have been obtained. Each of the representations and warranties of the Company and ECS in the Asset Purchase Agreement are true as of the date of this Agreement.

     2.2  Capitalization and Voting Rights.  The Company's authorized capital
          --------------------------------
consists of:

          (a) Voting Common Stock.  50,000,000 shares of Voting Common Stock,
              -------------------
par value $.001 per share, of which 10,075,000 shares are issued and outstanding. All of such issued and outstanding shares are owned by the Stockholder.

          (b) Non-Voting Common Stock.  10,000,000 shares of Non-Voting Common
              -----------------------
Stock, par value $.001 per share, none of which are issued or outstanding. The Voting Common

Stock and the Non-Voting Common Stock are together referred to herein as the "Common Stock."

          (c) Preferred Stock.  10,000,000 shares of a single class of preferred
              ---------------
stock, par value $.001 per share, none of which are issued or outstanding.

          (d) The outstanding shares of Voting Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act") and any relevant state securities laws or pursuant to valid exemptions therefrom.

          (e) Except as set forth in Section 2.2(e) of the Schedule of Exceptions, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any of its capital stock. The Company has reserved 1,150,000 shares of its Voting Common Stock and 1,000,000 shares of its Non-Voting Common Stock for purchase upon exercise of options to be granted in the future under the Company's 1996 Stock Plan (the "Plan"). The Company is not a party or subject to any agreement or understanding, and, to the best knowledge of the Company and the Stockholder, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

     2.3  Subsidiaries.  The Company does not currently own or control,
          ------------
directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

     2.4  Authorization.  All corporate action on the part of the Company, its
          -------------
officers, directors and the Stockholder necessary for the authorization, execution and delivery of this Agreement and all other agreements required to be executed by the Company on or before the Closing pursuant to Section 4 (the "Ancillary Agreements"), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, sale and delivery of the Shares has been taken or will be taken prior to the Closing, and this Agreement and the Ancillary Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms.

     2.5  Valid Issuance of Shares.  The Shares, when issued, sold and
          ------------------------
delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

     2.6  Governmental Consents.  No consent, approval, order or authorization
          ---------------------
of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

     2.7   Offering.  Subject in part to the truth and accuracy of the
           --------
Investor's representations set forth in Section 3, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Act, and neither the Stockholder, the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     2.8   Returns and Complaints.  The Division has received no customer
           ----------------------
complaints concerning its products and/or services, nor has it had its products returned by a purchase thereof, that taken together would constitute a Material Adverse Effect.

     2.9   Litigation.  These is no action, suit, proceeding or investigation
           ----------
pending or currently threatened against the Company or the Stockholder that questions the validity of this Agreement or the Ancillary Agreements, or the right of the Company or the Stockholder to enter into such agreements, or to consummate the transactions contemplated hereby or thereby (collectively the "Transactions"), or that might constitute, either individually or in the aggregate, a Material Adverse Effect, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company or the Stockholder) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

     2.10  Proprietary Information.  Each employee, officer and consultant of
           -----------------------
the Company listed in Schedule A has executed a proprietary information and inventions agreement in the form provided to the Investor ("Proprietary Information and Inventions Agreement"). The Company, after reasonable investigation, is not aware that any of such employees, officers or consultants are in violation thereof, and the Company will use its best efforts to prevent any such violation.

     2.11  Patents and Trademarks.  The Company has sufficient title and
           ----------------------
ownership of all patents, trademarks, services marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as currently conducted and as proposed to be conducted as described in the Business Plan without any conflict with or infringement of the rights of others. The Schedule of Exceptions contains a complete list of patents and pending patent applications of the Company. [Except for advertisements on Erol's Web Site, "off-the-shelf" or other standard products,] there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. Neither the Company nor the Stockholder has received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, services marks, trade names, copyrights or trade secrets or any other proprietary rights of any other person or entity. None of the Company's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the Company's interests or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or under which any of such employees is now obligated. It is not and, to the best knowledge of the Company and the Stockholder, will not be necessary to utilize any inventions of any of the Company's employees (or people the Company currently intends to hire) made prior their employment by the Company.

     2.12  Compliance with Other Instruments.
           ---------------------------------

           (a) The Company is not in violation or default in any material respect of any provision of its Certificate of Incorporation or Bylaws (collectively "Charter Documents"), or in any material respect of any instrument, judgment, order, write, decree or contract to which it is a party or by which it is bound, or of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the Transactions will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets or the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

     2.13  Agreements; Action.
           ------------------

           (a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof, including the Stockholder.

           (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $5,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringement of proprietary rights.

           (c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $5,000 or, in the case of indebtedness and/or liabilities individually less than $5,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or
(iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

           (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purposes of meeting the individual minimum dollar amounts of such subsections.

           (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Certificate of Incorporation or Bylaws that has or will have a Material Adverse Effect.

           (f) Except with respect to the Reorganization, the Company has not engaged in the past three months in any discussion (i) with any representatives of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or
(iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

     2.14  Related-Party Transactions.  Neither the Stockholder nor any
           --------------------------
employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best knowledge of the Company and the Stockholder, none of such persons has any direct or indirect ownership interest in any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own less than one percent of the outstanding stock of publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

     2.15  Permits.  The Company has all franchises, permits, licenses and any
           -------
similar authority necessary for the conduct of its business as currently being conducted by it, the lack of which could constitute a Material Adverse Effect, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

     2.16  Environmental and Safety Laws.  The Company is not in violation of
           -----------------------------
any applicable statute, law or regulation relating to environmental or occupational health and safety, and no material expenditures are or will be required to comply with any such existing statute, law or regulation.

     2.17  Manufacturing and Marketing Rights.  The Company has not granted
           ----------------------------------
rights to manufacture, produce, assemble, license, market or sell its products or services to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products or services.

     2.18  Business Plan.  The Business Plan has been prepared in good faith
           -------------
by the Company and, except to the extent modified by information set forth in the Schedule of Exceptions, does not contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements made therein not misleading, except that with respect to projections contained in the Business Plan, the Company represents only that such projections were prepared in good faith and that the Company reasonably believes there is a reasonable basis for such projections.

     2.19  Registration Rights.  Other than as contemplated by the terms of
           -------------------
this Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

     2.20  Corporate Documents.  Except for amendments necessary to satisfy
           -------------------
representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investor), the Charter Documents are in the form previously provided to the Investor.

     2.21  Title to Property and Assets.  The Company owns its property and
           ----------------------------
assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best knowledge of the Company and the Stockholders, holds a valid leasehold interest free of any liens, claims or encumbrances.

     2.22  Financial Statements.  The Company has delivered to the Investor
           --------------------
financial statements (balance sheet and income statement, including notes thereto) for the Division as of and for the nine-month period ended September 30, 1996 (the "Financial Statements") and attached hereto as Schedule 2.22. The Financial Statements have been prepared in accordance with the procedures described in the accompanying notes, as applied on a materially consistent basis as of the date and for the period indicated therein. The amounts set forth in the Financial Statements for total assets, total liabilities, total equity, and net income, as well as the individual line items comprising such amounts as set forth in the Financial Statements and any amounts set forth in the notes accompanying the Financial Statements, are materially correct and accurate as determined in accordance with the procedures set forth in the notes attached thereto, subject to normal year end adjustments. Except as set forth in the Financial Statements, the Division has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 1996, (ii) obligations under contracts and commitments incurred in the ordinary course of business and not reflected in the Financial Statements as prepared in accordance with the procedures described in the accompanying notes, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Division. Commencing on January 1, 1997, the Company will maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles ("gaap"). Except as disclosed in the Financial Statements, the Division is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     2.23  Changes.   Except as disclosed in Section 2.23 of the Schedule of
           -------
Exceptions, since September 30, 1996 there has not been:

           (a) any change in the assets, liabilities, financial condition or operating results of the Division from that reflected in the Financial Statements, except changes in the ordinary course of business that do not, in the aggregate, constitute a Material Adverse Effect;

           (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Division (as such business is currently conducted and as it is proposed to be conducted);

           (c) any waiver by the Division of a valuable right or of a material debt owned to it;

           (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Division, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Division (as such business is currently conducted and as it is proposed to be conducted);

           (e) any material change or amendment to a material contract or arrangement by which the Division or any of its assets or properties is bound or subject;

           (f) any material change in any compensation arrangement or agreement with any employee;

           (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

           (h) any resignation or termination of employment of any key officer of the Division; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

           (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Division;

           (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Division, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

           (k) any loans or guarantees made by the Division to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

           (l) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

           (m) any other event or condition of any character that might constitute a Material Adverse Effect; or

           (n) any agreement or commitment by the Division to do any of the things described in this Section 2.23.

     2.24  Employee Benefit Plans.   Except as set forth in Section 2.24 of the
           ----------------------
Schedule of Exceptions, the Company does not have any Employee Benefit Plans as defined in the Employee Retirement Income Security Act of 1974.

     2.25  Tax Returns, Payments and Elections.  The Division has filed all
           -----------------------------------
tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Division has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions. The provision for taxes of the Division as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Predecessor is a Subchapter S corporation. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it or the Predecessor made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect on the Division. The Division has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Division's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Financial Statements, the Division has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Division has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

     2.26  Insurance.  The Company has in full force and effect fire and
           ---------
casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company has in full force and effect term life insurance, payable to the Company, on the lives of the persons and in
the amounts as set forth in Section 6.5.   The Company has in full force and
effect products liability and errors and omissions insurance in amounts customary for companies similarly situated.

     2.27  Minute Books.  The minute books of the Company and the Predecessor
           ------------
provided to the Investor contain a complete summary of all meetings of directors and stockholders since their respective times of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

     2.28  Labor Agreements and Actions.  The Company is not bound by or
           ----------------------------
subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best knowledge of the Company and the Stockholder, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the best knowledge of the Company and the Stockholder, threatened, that could constitute a Material Adverse Effect, nor is the Company or the Stockholder aware of any labor organization activity involving its employees. Neither the Company nor the Stockholder is aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Except as provided in Section 4.10, the employment of each officer and employee of the Company is terminable at the will of the Company. The Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

     2.29  Real Property Holding Company.  The Company is not a real property
           -----------------------------
holding company within the meaning of Section 897 of the Code.

     2.30  Disclosure.  The Company has fully provided the Investor with all
           ----------
the information that the Investor has requested for deciding whether to purchase the Shares. Neither this Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

3.   Representations and Warranties of the Investor.  The Investor hereby
     ----------------------------------------------
represents and warrants to the Company and the Stockholder that:

     3.1   Authorization.  The Investor has full power and authority to enter
           -------------
into this Agreement and, to the extent applicable, the Ancillary Agreements and such agreements constitute its valid and legally binding obligations, enforceable in accordance with its terms.

     3.2   Purchase Entirely for Own Account.  This Agreement is made with the
           ---------------------------------
Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Shares will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no current intention of selling, granting any participation in, or otherwise distributing the same. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares.

     3.3   Disclosure of Information.  The Investor believes it has received
           -------------------------
all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company and the Stockholder in Section 2 or the right of the Investor to rely thereon.

     3.4   Investment Experience.  The Investor acknowledges that it is able to
           ---------------------
fend for itself, can bear the economic risk of its investment, and has knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Investor also represents it has not been organized for the purpose of acquiring the Shares.

     3.5   Accredited Investor.  The Investor is an "accredited investor"
           -------------------
within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as currently in effect under the Securities Act of 1933, as amended (the "Securities Act").

     3.6   Restricted Securities.  The Investor understands that the Shares are
           ---------------------
characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitation imposed thereby and by the Securities Act.

     3.7   Legends.  It is understood that the certificate evidencing the Shares
           -------
may bear one or all of the following legends:

           "The transfer of the stock represented by this certificate is restricted under, and subject to the terms of, a Stockholders' Agreement dated December 28, 1996, to which the Company is a party and a copy of which is on file at the Company's office.

           The shares of stock represented by this Certificate are also subject to and may be transferred only in compliance with a right of co-sale made by and among the holder hereof, the Company issuing this certificate and the other stockholders to whom such right has been granted.

          These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act. "

     3.8  Compliance With Laws.  Investor has made all filings and obtained all
          --------------------
corporate approvals as may be required by the laws of the British Virgin Islands with respect to the consummation of the transactions contemplated by this Agreement. [No notice filing is required by law with the Committee of Foreign Investment in the United States pursuant to the Exon-Florio Amendment (50 USCA App. Sec. 2170), with respect to the consummation of the transactions contemplated by this Agreement.]

     3.9  Involvement in Certain Legal Proceedings.  Investor, its shareholders
          ----------------------------------------
(and to the best knowledge of Investor, the natural person shareholders of its shareholders) have not during the past five (5) years been involved in the events listed in paragraph (f)(1) through (f)(6) of Item 401, Regulations S-K promulgated by the Securities and Exchange Commission.

4.   Conditions of Investor's Obligations at Closing.  The obligations of the
     -----------------------------------------------
Investor under Section 1.1(b) are subject to the fulfillment on or before the Closing of each of the following conditions, any of which may be waived by the
Investor:

     4.1  Representations and Warranties.  The representations and warranties
          ------------------------------
of the Company and the Stockholder contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

     4.2  Performance.  The Company and the Stockholder shall have performed
          -----------
and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it or him on or before the Closing.

     4.3  Compliance Certificate.  The Company's President and the Stockholder
          ----------------------
shall deliver to the Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since the date of the Financial Statements.

     4.4  Qualifications.  All authorizations, approvals, or permits, if any, of
          --------------
any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     4.5  Proceedings and Documents.  All corporate and other proceedings in
          -------------------------
connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

     4.6  Proprietary Information and Inventions Agreement.  Each employee of
          ------------------------------------------------
and consultant to the Company listed on Schedule A shall have entered into a Proprietary Information and Inventions Agreement in the form previously provided to the Investor.

     4.7  Bylaws.  The Company's Bylaws shall provide that the Board shall
          ------
consist of up to seven persons, as determined by a majority of the Board, which number shall not be increased above seven, by an amendment to the Company's Certificate of Incorporation or the Bylaws or otherwise, without the Investor's consent.

     4.8  The Board.  The number of the Company's directors shall be
          ---------
initially set at five, consisting of Dennis Spina, Orhan Onaran and Margaret A. Chittal and two vacancies.

     4.9  Opinion of Company  Counsel.  The Investor shall have received from
          ---------------------------
Venable, Baetjer, Howard & Civiletti, L.L.P., counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit A.
                                                                 ----------

     4.10 Employment Agreements.  The individuals listed in Schedule  A shall
          ---------------------
each have entered into employment agreements with the Company on customary terms reasonably satisfactory to the Investor.

     4.11 Key-Man Insurance.  The Company shall have in place key man insurance
          -----------------
in accordance with the terms of Section 6.5.

     4.12 Liability Insurance.  The Company shall have in place insurance
          -------------------
policies in accordance with the terms of Section 6.8(c).

     4.13 Security Systems and Equipment.  The Company shall have security
          ------------------------------
systems and equipment sufficient in the Investor's reasonable judgment to protect its critical assets.

     4.14 Stockholders' Agreement.  Each of the Company, the Stockholder and
          -----------------------
the Investor shall have executed the form of Stockholders' Agreement attached as Exhibit B to this Agreement (the "Stockholders' Agreement").

     4.15 Registration Rights Agreement.  Each of the Company and the Investor
          -----------------------------
shall have executed the form of Registration Rights Agreement attached as Exhibit C to this Agreement.

     4.16 Assignment.  The Stockholder shall have executed an Assignment of
          ----------
Rights ("Assignment of Rights") in favor of the Company in the form attached hereto as Exhibit D.

     4.17 Promissory Note.  Each of the Stockholder and ECS, jointly and
          ---------------
severally, shall have executed and delivered to the Company a Promissory Note in the principal amount of $350,000, in the form attached hereto as Exhibit E.

     4.18 Asset Purchase Agreement.  The Asset Purchase Agreement and the other
          ------------------------
agreements contemplated thereby shall have been executed and delivered by the Company and ECS and shall have become effective.

     4.19 Due Diligence.  The results of the Investor's ongoing due diligence
          -------------
investigation shall be satisfactory to the Investor in its sole discretion.

5.   Conditions of the Obligations of the Company and the Stockholder at
     -------------------------------------------------------------------
Closing. The obligations and warranties of the Company and the Stockholder under
-------
this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

     5.1  Representations and Warranties.  The representations and warranties
          ------------------------------
of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

     5.2  Payment of Purchase Price.  The Investor shall have delivered the
          -------------------------
purchase price specified in Section 1.2.

     5.3  Qualifications.  All authorizations, approvals, or permits, if any, of
          --------------
a governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

6.   Covenants of the Company.
     ------------------------

     6.1  Delivery of Financial Statements.  The Company shall deliver to the
          --------------------------------
Investor:

          (a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 1996 an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with gaap, and audited and certified by independent public accountants selected by the Company but subject to the reasonable satisfaction of the Investor;

          (b) as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet and a statement of stockholders' equity as of the end of such fiscal quarter and a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the number of shares of Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for shares of Common Stock and the exchange ratio or exercise price applicable thereto, all in sufficient detail as to permit the Investor to calculate its percentage equity ownership in the Company.

          (c) within 30 days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail;

          (d) as soon as practicable, but in any event 30 days prior to the end of each fiscal year, an operating budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

          (e) with respect to the financial statements called for in subsections
(b) and (c) of this Section 6.1, an instrument executed by the Company's chief financial officer or president certifying that such financials were prepared in accordance with gaap consistently applied and with prior practice for earlier periods (with the exception of footnotes that may be required by gaap) and fairly present the Company's financial condition and its results of operation for the period specified, subject to year-end audit adjustments; and

          (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 6.1 to provide information which it deems in good faith to be a trade secret or similar confidential information.

     6.2  Inspection.  The Company shall permit the Investor, at the Investor's
          ----------
expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 6.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

     6.3  Termination of Information and Inspection Covenants.  The covenants
          ---------------------------------------------------
set forth in Sections 6.1(c), (d) and (f) and Section 6.2 shall terminate as to the Investor and be of no further force or effect as of the first date on which either (i) the Investor does not own a least eight percent (8%) of the Company's outstanding voting capital stock or (ii) the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Securities and Exchange Act of 1934, as amended.

     6.4  Right of First Offer.  Subject to the terms and conditions specified
          --------------------
in this Section 6.4, the Company hereby grants to each of the Stockholder, Spina and the Investor a right of first offer with respect to future sales by the Company of New Securities (as hereinafter defined). Each of the Stockholder, Spina and the Investor shall be entitled to apportion the right of first offer hereby granted among himself or itself and his or its affiliates in such proportions as he or it deems appropriate.

          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("New Securities"), the Company shall first make an offering of such New Securities to each of the Stockholder, Spina and the Investor in accordance with the following provisions:

          (a) The Company shall deliver a notice by certified mail ("Company Notice") to each of the Stockholder, Spina and the Investor stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

          (b) By notification received by the Company, within 20 calendar days after receipt of the Company Notice, each of the Stockholder, Spina and the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such New Securities which equals the proportion that the number of shares of Common Stock held by each of the Stockholder, Spina or the Investor, as applicable, bears to the total number of shares of Common Stock outstanding as of the date of this Agreement (assuming full conversion and exercise of all convertible or exercisable securities as of such date).

          (c) If all New Securities which the Stockholder, Spina and the Investor are entitled to obtain pursuant to Section 6.4(b) are not elected to be obtained as provided in Section 6.4(b), the Company may, during the 30-day period following the expiration of the period provided in Section 6.4(b), offer the remaining unsubscribed portion of such New Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Company Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Stockholder, Spina and the Investor in accordance herewith.

          (d) The right of first offer in this Section 6.4 shall not be applicable (i) to the issuance or sale of not to exceed (A) pursuant to the Plan, 1,550,000 shares of Voting Common Stock (or options therefor) and 1,000,000 shares of Non-Voting Common Stock (or options therefor) to employees for the primary purpose of soliciting or retaining their employment or (B) the issuance or sale of not to exceed 775,000 shares of Voting Common Stock (or options therefor) pursuant to the Stock Option Grant Agreement dated December 28, 1996 between the Company and Spina, (ii) to consummation of a bona fide, firmly underwritten public offering of Common Stock, registered under the Securities Act pursuant to a registration statement on Form S-1 or SB-2, at an offering price of at least $5.00 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and $10 million in the aggregate (an "Underwritten Offering"), (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities or (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise.

          (e) The right of first offer set forth in this Section 6.4 may not be assigned or transferred, except that (i) such right is assignable by the Stockholder, Spina and the Investor to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, the Stockholder, Spina or the Investor, as applicable.

          (f) Notwithstanding anything in this Agreement or in the Stockholders' Agreement to the contrary, without the Stockholder's prior written consent, the Investor shall not acquire, prior to the closing of the Company's first Underwritten Offering, in excess of 40% of the sum of (i) the Common Stock outstanding at the time of any contemplated acquisition, (ii) all shares of Common Stock then reserved for issuance under the Company's option, bonus or other stock plans, (iii) Common Stock issuable pursuant to the exercise of any outstanding warrants, option agreements or similar rights (excluding shares covered under clause (ii)), and (iv) Common Stock issuable pursuant to the conversion of any convertible securities.

          (g) The right of first offer set forth in this Section 6.4 shall terminate upon the closing of the Company's first Underwritten Offering.

     6.5  Key-Man Insurance.  For a period ending on the earlier of termination
          -----------------
of employment with the Company or five years after the Closing, the Company shall maintain from financially sound and reputable insurers term life insurance on the lives of the following persons in the following amounts: Gebran Krikor ($100,000), Robert Enger ($100,000), Charles Money ($100,000) and Dennis Spina ($800,000). Such policies shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of the Board.

     6.6  Board Representation.  Immediately after the Investor purchases the
          --------------------
Shares pursuant to this Agreement, one of the two vacancies on the Board shall be filled by Walt Anderson. As long as the Investor owns not less than eight percent (8%) of the Shares it is purchasing hereunder, the Company shall use its best efforts to cause and maintain, and the Stockholder shall vote all of his shares of Common Stock for, the election to the Board of up to two representatives of the Investor (individually, an "Investor Director" and collectively the "Investor Directors") and the appointment of an Investor Director as a member of the committee, if any, of the Board which administers the Plan.

     6.7  Observer Rights.  As long as the Investor owns not less than eight
          ---------------
percent (8%) of the Shares it is purchasing on the date hereof, the Company shall invite a representative of the Investor to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided, and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative.

     6.8  Positive Covenants.  As long as the Investor owns not less than eight
          ------------------
percent (8%) of the Shares it is purchasing on the date hereof, the Company agrees as follows:

          (a) The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property, or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge, or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided further, that the Company will pay all such taxes, assessments, charges, or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. The Company will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to the Company's operations;

          (b) The Company will keep its properties and those of its subsidiaries in good repair, working order, and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions, and improvements thereto; and the Company and its subsidiaries will at all times comply with the provisions of all material leases to which any of them is a party or under which any of them occupies property so as to prevent any loss or forfeiture thereof or thereunder;

          (c) The Company will keep its assets and those of its subsidiaries that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage, and explosion insurance in amounts customary for companies in similar businesses similarly situated; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards, risks, and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated;

          (d) The Company will keep true records and books of account in which full, true, and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with gaap applied on a consistent basis;

          (e) The Company and all its subsidiaries shall duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their businesses or to their property or assets;

          (f) The Company shall maintain in full force and effect its corporate existence, rights, and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names, or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of its business;

          (g) The Company will retain independent public accountants of recognized national standing which shall audit the Company's financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected, or any firm of independent public accountants hereafter employed by the Company are terminated, the Company will promptly thereafter notify the Investor and will request the firm of independent public accountants whose services are terminated to deliver to the Investor a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another firm of independent public accountants of recognized national standing. In its notice to the Investor the Company shall state whether the change of accountants was recommended or approved by the Board or any committee thereof;

          (h) The Company will cause each person hereafter employed or retained as a consultant by it or any subsidiary with access to confidential information to enter into a Proprietary Information and Inventions Agreement in the form previously provided to the Investor and shall otherwise take all steps reasonably necessary to protect its proprietary rights and assets; and

          (i) Sixty (60) days prior to the beginning of each fiscal year, the Company's management will present to the Board for approval an operating budget and business plan for such upcoming fiscal year and projections (including underlying assumptions) with respect to the next following fiscal year; provided, however, that any item included in such operating budget or business plan which falls within the scope of clause (a) through (l) of Section 6.9 shall require the approval of the Investor Director or Directors then serving on the Board.

     6.9  Negative Covenants.  As long as the Investor owns not less than eight
          ------------------
percent (8%) of the Shares it is purchasing on the date hereof, the Company shall not, without the prior consent of the Investor Director or Directors then serving on the Board:

          (a) authorize or implement any new financing, whether through the incurrence or issuance of indebtedness or the sale of equity interests in the Company or any of its subsidiaries, provided, however, that this covenant shall not apply to (i) any offerings of debt or equity by means of a public offering of securities registered under the Securities Act pursuant to a registration statement on Form S-1 or SB-2 filed with the SEC at an aggregate offering price of at least $10 million, or (ii) the issuance or sale of not to exceed (A) pursuant to the Plan, 1,550,000 shares of Voting Common Stock (or options therefor) and 1,000,000 shares of Non-Voting Common Stock (or options therefor) to employees for the primary purpose of soliciting or retaining their employment or (B) the issuance or sale of not to exceed 775,000 shares of Voting Common Stock (or options therefor) pursuant to the Stock Option Grant Agreement dated December 28, between the Company and Spina;

          (b) directly or indirectly, by operation of law or otherwise, merge or consolidate with, or agree to merge or consolidate with, nor purchase or agree to purchase all or substantially all of the assets of, nor otherwise acquire, any corporation, partnership, limited liability company, or other business organization or division thereof;

          (c) hire or terminate management employees, whether for cause or not, or increase or decrease the compensation of officers, directors or managers of the Company or its subsidiaries;

          (d) authorize or issue any additional shares of any class or series of capital stock;

          (e) declare or pay any dividend on capital stock;

          (f) make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

          (g) make, or permit any subsidiary to make, any loan or advance to any person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditure in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board;

          (h) guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

          (i) incur any indebtedness in excess of $50,000, other than items specified in the Business Plan or in the operating budget approved by the Board pursuant to Section 6.8(i);

          (j)  amend its Charter Documents;

          (k) increase the number of its authorized directors above seven; or

          (l) redeem or repurchase any of its outstanding capital stock other than in compliance with outstanding obligations.

     6.10 Proprietary Information.  The Company shall cause all Company
          -----------------------
employees (a) hired after the Closing to sign a Proprietary Information and Inventions Agreement on or before the commencement of employment and (b) as of the Closing to sign a Proprietary Information and Inventions Agreement on or before June 1, 1997. The Company will use its best efforts to prevent any violations of such agreements.

     6.11 Stockholders' Agreement.  The Company shall require, as a condition
          -----------------------
to the issuance of any Common Stock or Preferred Stock to any person or entity, that such person or entity become a party to the Stockholders' Agreement.

     6.12 Assignment.  No later than January 7, 1997, the Company shall file
          -----------
the Assignment of Rights with the United States Patent and Trademark Office.

7.   Covenants of the Company, the Investor, the Stockholder and Spina --
     --------------------------------------------------------------------
Co-Sale Rights.
--------------

          (a) Subject to any prior exercise of the right of first refusal set forth in Section 2 of the Stockholders' Agreement, (i) the Investor shall have the right, as hereinafter set forth, to participate in any sale of capital stock of the Company, whether now owned or hereafter acquired ("Stock") by the Stockholder or Spina (or their transferees under subsection (d) hereof) and (ii) the Stockholder and Spina shall have the right, as hereinafter set forth, to participate in any sale of capital stock of the Company, whether now owned or hereafter acquired ("Stock") by the Investor. Not less than 30 days prior to any proposed sale by the Stockholder or Spina, on the one hand, or by the Investor, on the other hand (in either case, a "Selling Stockholder"), the Selling Stockholder shall give the Investor, on the one hand, or the Stockholder and Spina, on the other hand (in either case, a "Rightsholder"), notice of the proposed sale (the "Notice"), including the name and address of the proposed purchaser, the number of shares of Stock which are to be sold, the purchase price and the payment terms. If the Rightsholder proposes to participate in such sale, it shall give the Selling Stockholder written notice of its election not later than 15 days prior to the proposed sale, specifying the number of Shares which it desires to sell. The maximum number of Shares which the Rightsholder shall be entitled to sell hereunder shall be a pro rata share of the total securities to be sold (that is, pro rated on the basis of the Selling Stockholder's and the Rightsholder's respective holdings in the Stock); whereupon the Selling Stockholder shall assign so much of his interest in the agreement of sale as the Rightsholder shall be entitled to and shall request hereunder or shall otherwise cause or permit the Rightsholder to sell such Shares.

          (b) If the Rightsholder elects to participate in the proposed sale, the Selling Stockholder shall not sell any Stock in such transaction unless the purchaser thereof at the same time purchases from the Rightsholder at least the number of Shares required pursuant to subsection (a) hereof and the purchase is on the same terms and conditions as the proposed sale of Stock by the Selling Stockholder.

          (c) After complying with the provisions of this Section 7, the Selling Stockholder shall be free for a period of 60 days after the date of the Notice to sell to the purchaser named in the Notice the Stock proposed to be sold, on the same terms and conditions described in the Notice, and any shares so sold shall be sold free of the terms of this Section 7. If such sale is not consummated within such 60 day period, the Selling Stockholder shall not be free to sell any Stock without again complying with the provisions of this Section 7.

          (d) The provisions of subsections (a) and (b) above shall not apply to transfers of Stock by the Stockholder or Spina to any of the following described persons or entities, provided the transferee shall agree in writing to be bound by all of the terms hereof: (i) any spouse, child, grandchild, parent or sibling of the Stockholder: (ii) the Stockholder's guardian, conservator, executor or administrator; or (iii) the trustee of any trust for the benefit of the Stockholder and/or the persons enumerated in clause (i) above. The provisions of subsection (a) and (b) above shall not apply to transfers of Stock by the Investor to any wholly owned subsidiary or parent of, or any corporation or entity that is, within the meaning of the Securities

Act, controlling, controlled by or under common control with, the Investor provided the Transferee shall agree in writing to be bound by all of the terms hereof.

          (e) All certificates representing Company capital stock now owned or in the future acquired by the Investor, the Stockholder or Spina shall be endorsed as follows:

          The shares of stock represented by this certificate are subject to and may be transferred only in compliance with a right of co-sale made by and among the holder hereof, the Company issuing this certificate and the other stockholders to whom such right has been granted.

          (f) The Company agrees that, before issuing to any person other than the Investor, the Stockholder or Spina shares of capital stock which equal or exceed three percent of the outstanding capital stock on an as-if-converted basis, it shall require such person to agree to grant to the Investor, the Stockholder and Spina a right of co-sale consistent with the provisions of this
Section 7.

          (g) The co-sale rights set forth in this Section 7 shall terminate upon the closing of the Company's first Underwritten Offering.

8.   Miscellaneous.
     -------------

     8.1  Survival of Warranties.  The warranties, representations and covenants
          ----------------------
of the Company, the Stockholder and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

     8.2  Successors and Assigns.  Except as otherwise provided herein, the
          ----------------------
terms and conditions of this Agreement shall ensure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     8.3  Governing Law.  This agreement shall be governed by and construed
          -------------
under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware. Each party irrevocably consents and agrees to the exclusive jurisdiction of the Circuit Court for Fairfax County or the United States District Court for the Eastern District of Virginia and to service of process for it or him and on its or his behalf by certified mail, for resolution of all matters involving this Agreement or the transactions contemplated hereby.

     8.4  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.5  Titles and Subtitles.  The titles and subtitles used in this Agreement
          --------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     8.6  Notices.    All notices, requests, consents and other communications
          -------
hereunder shall be in writing and shall be deemed given if delivered personally (including by courier or nationally recognized overnight courier which tracks receipts and deliveries), telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses or to such other addresses as may be furnished in writing by one party to the others:

     (a) if to the Company, Spina  or the Stockholder:

          Erol's Internet, Inc.
          7921 Woodruff Court
          Springfield, Virginia  22151
          Attention: Dennis Spina
          Telecopy:  (703) 321-9400

          with a copy to:

          Venable, Baetjer, Howard Civiletti, L.L.P.
          2010 Corporate Ridge
          McLean, Virginia  22102
          Attention:  John L. Sullivan, III, Esq.
          Telecopy:   (703) 821-8949

          and

     (b) if to the Investor:

          Gold & Appel Transfer S.A.
          c/o Esprit Telecom
          2000 L Street, N.W., Suite 200
          Washington, D.C.  20036
          Attention: Mr. Walt Anderson
          Telecopy: 202/736-5065

         with a copy to:

          Arent Fox Kintner Plotkin & Kahn
          1050 Connecticut Avenue, N.W.

            Washington, D.C.  20036
            Attention:  Carter Strong, Esq.
            Telecopy:  (202) 857-6395

Any such notice or communication shall be presumed to have been received (i) in the case of personal delivery or facsimile transmission, on the date of such delivery, (ii) in the case of nationally recognized overnight courier, on the next business day after the date sent and (iii) in the case of mailing, on the third business day following the date of deposit in the United States mail.

     8.7  Finder's Fee.  Other than the fee payable by the Company to Ferris
          ------------
Baker Watts in the amount of $150,000, each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company and the Stockholder from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

     The Company and the Stockholder agree jointly and severally to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives or the Stockholder is responsible.

     8.8  Expenses.  Irrespective of whether the Closing is effected, each party
          --------
shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any Ancillary Agreement or the Charter Documents, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     8.9  Amendments and Waivers.  Any term of this Agreement may be amended
          ----------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Stockholder and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any shares purchased under this Agreement at the time outstanding, each future holder of all such shares, and the Company.

     8.10 Severability.  If one or more provisions of the Agreement are held
          ------------
to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     8.11 Entire Agreement.  This Agreement and the documents referred to herein
          ----------------
constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein on therein.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                     EROL'S INTERNET, INC.



                     By: /s/ Dennis J. Spina
                         -------------------------------
                         Dennis Spina, President



                     INVESTOR:

                     GOLD & APPEL TRANSFER, S.A.


                     By: /s/ Walt Anderson
                         -------------------------------
                         Walt Anderson, Attorney-in-Fact

                     STOCKHOLDER:


                     /s/ Erol Onaran
                     -----------------------------------
                     EROL ONARAN

                     SPINA



                     /s/ Dennis J. Spina
                     -----------------------------------
                     DENNIS SPINA

                     AMENDMENT TO STOCK PURCHASE AGREEMENT

     THIS AMENDMENT TO STOCK PURCHASE AGREEMENT ("Amendment") is made as of December 28, 1996 by and among Erol's Internet, Inc., a Delaware corporation (the "Company"), Erol Onaran (the "Stockholder"), Dennis Spina ("Spina") and Gold & Appel Transfer, S.A., a British Virgin Islands corporation (the "Investor") and amends the Stock Purchase Agreement dated the date hereof (the "Stock Purchase Agreement") by and among the Company, the Stockholder, Spina and the Investor. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

                                R E C I T A L S

     A. The purpose of this Amendment is to increase the number of Shares to be issued to the Investor at the Closing from 2,680,000 to 3,100,000 to reflect the intention of the parties.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   Amendment.  Section 1.1 of the Stock Purchase Agreement is hereby
          ---------
replaced and amended in its entirety as follows:

     Sale and Issuance of Shares.  Subject to the terms and conditions of this
     ---------------------------
Agreement, the Investor agrees to purchase at the Closing and the Company agrees to sell and issue to the Investor at the Closing, 3,100,000 shares (the "Shares") of the Company's Voting Common Stock, par value $.001 per share, which equals twenty percent (20%) of the sum of (a) the post-Closing outstanding Voting Common Stock (including the Shares being purchased by the Investor pursuant hereto) and (b) the Voting Common Stock and Non-Voting Common Stock reserved for issuance under the Company's option, bonus or other stock plans, pursuant to the exercise of any outstanding warrants, option agreements or similar rights, and pursuant to the conversion of any convertible securities, for a purchase price equal to Three Million Dollars ($3,000,000.00).

     2.   Actions.  The parties agree to take promptly all actions necessary to
          -------
effectuate the terms of this Amendment.

     3.   No Further Changes.  Except as amended hereby, the terms of the Stock
          ------------------
Purchase Agreement shall remain unchanged.

     4.   Counterparts.  This Amendment may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment to Stock Purchase Agreement as of the date first above written.

                              EROL'S INTERNET, INC.


                              By: /s/ Dennis Spina
                                  ------------------------------------
                                  Dennis Spina, President


                              INVESTOR:

                              GOLD & APPEL TRANSFER, S.A.


                              By: /s/ Walt Anderson
                                  ------------------------------------
                                 Walt Anderson, Attorney-in-Fact

                              STOCKHOLDER:


                              /s/ Erol Onaran
                              ----------------------------------------
                              EROL ONARAN


                              /s/ Dennis Spina
                              ----------------------------------------
                              DENNIS SPINA

                                   Exhibit A
                                   ---------

                               December 28, 1996


Gold & Appel Transfer, S.A.
Box 985
Road Town, Tortula
British Virgin Islands

Ladies and Gentlemen:

     We have acted as counsel for Erol's Internet, Inc., a Delaware corporation (the "Company"), in connection with a Stock Purchase Agreement dated December 28, 1996 (the "Agreement"), by and among the Company, Erol Onaran (the "Stockholder"), Dennis Spina ("Spina") and Gold & Appel Transfer, S.A. (the "Investor"), relating to the sale by the Company to the Investor of 2,680,000 shares of the Company's voting common stock, as further specified in the Agreement, for a purchase price of $3,000,000. This opinion is furnished to you pursuant to Section 4.9 of the Agreement. Terms used in this letter, unless otherwise defined herein, shall have the meanings ascribed thereto in the Agreement.

     We have acted as counsel to the Company only since July 1996 in specific matters on a regular basis, but not as to all matters. Accordingly, we may be unaware of certain of the Company's business dealings.

     In basing the opinions and other matters set forth herein upon our knowledge or awareness, the words "knowledge" and "awareness" (and any variations thereof) signify that, in the course of our representation as counsel to the Company, no information has come to our attention that would give us actual knowledge or actual notice (that is, conscious awareness) that any such opinions or other matters are not accurate or that any of the documents, certificates, reports and information upon which we have relied are not accurate and complete. We have not undertaken to communicate the substance or details of the transactions contemplated by the Agreement to all members and employees of this Firm. The words "knowledge" and "awareness" and similar language used herein are intended to be limited to the current, actual knowledge of the lawyers within our Firm who have been actively involved on specific matters for the Company, insofar as such knowledge pertains to the area(s) of their involvement. The words "reasonable inquiry," "reasonable investigation" and words of similar import signify that we have made inquiry of the matter or matters in question of members of management to the Company and have engaged in follow-up inquiry with members of management or others in any case in which, in our judgment, management's response to our initial inquiry warranted such action.

     As counsel in the capacity indicated above, we have examined, among other things, the Agreement and all Exhibits and the Schedule attached thereto (the "Ancillary Agreements"), the originals or certified, conformed or photostatic copies of the Charter and Bylaws of the

Company, each as amended to date (the "Charter Documents"), records of the corporate proceedings relating to the Agreement, documents made available to us by the Company and the Stockholder after specific inquiry by us, certificates of public officials and such other documents and records as we have deemed necessary or relevant for purposes of the opinions hereinafter expressed. With respect to documents, agreements and records of the Company and certain matters relating to the Stockholder, we have relied upon the representations of the Company's officers and the Stockholder in the Certificate of Officers and Stockholder in Support of Opinion of Counsel and the Secretary's Certificate in Support of Opinion of Counsel, each of which is attached hereto and pursuant to
Section 2 of the Agreement (to the extent that the representations pursuant to such Section 2 relate to matters of fact and not conclusions of law). Based upon the foregoing, we have made such an investigation of the Company's files and records as presented to us by the Company as we have deemed necessary for the proposes of the opinions hereinafter expressed. We have relied upon a lien search performed by Federal Research Corporation as of December 4, 1996 and opinions given in reliance on such lien search are rendered as of such date. Opinions rendered in reliance on certificates of the Company, its officers, the Stockholder or any public official are rendered as of the dates of such certificates. We have assumed without independent investigation, and relied upon, the accuracy and completeness of all information contained in the materials reviewed by us, the genuineness of all signatures, the authenticity of documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, facsimile, conformed, photostatic or reproduced copies, and the legal capacity of all natural persons executing such documents, whether on behalf of themselves or other persons.

     In giving our opinions set forth below, we have assumed (i) the due existence of each party, other than the Company and the Stockholder, to the Agreement; (ii) the power and full legal right of each party, other than the Company and the Stockholder, under all applicable laws, rules and regulations, without approvals, authorizations, consents or other orders of any public body or board, to execute, deliver and perform the Agreement; (iii) the due authorization, execution and delivery of the Agreement by each party, other than the Company and the Stockholder; (iv) the truth and correctness of your representations in Section 3 of the Agreement; and (v) that the Agreement constitutes the legal, valid and binding obligations of you.

     We express no opinion as to compliance with any applicable state securities laws, or with respect to the laws of any jurisdiction other than the Delaware General Corporation Law, state laws of Virginia and Maryland and the federal laws of the United States. We do not purport to be experts in any other laws. Additional limitations are set forth below and in the text of the opinion.

     Based upon our examination described above and relying upon statements of facts contained in the documents we have examined, and subject to the assumptions, qualifications and exceptions set forth herein, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

     2. The Company has the requisite corporate power to own its properties and carry on its business as it is now conducted and is proposed to be conducted pursuant to the Business Plan and to execute, deliver, and perform its obligations under the Stock Purchase Agreement and the Ancillary Agreements (the "Documents").

     3. The Company has made application to qualify or as a foreign corporation in the States of Connecticut, Maryland, New Jersey and New York and in the Commonwealths of Massachusetts, Pennsylvania and Virginia (the "Foreign Jurisdictions) and which, to our knowledge, are the only jurisdictions other than Delaware, in which the conduct of the Division's business or the Company's ownership, leasing or use of assets used in the operation of the Division require such qualification.

     4. The Company's authorized and issued capital stock conforms to the description thereof in the Agreement. To our knowledge, except as disclosed in the Agreement, there are no outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements, commitments or other obligations of the Company to issue, transfer or sell any shares of its capital stock.

     5. The Shares being purchased by the Investor pursuant to the Agreement have been duly authorized and, upon payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights. Subject to the truth and accuracy of your representations and warranties contained in Section 3 of the Agreement, the offer and sale of the Shares to you in the manner and on the terms contemplated by the Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended.

     6. The execution and delivery of the Documents by the Company, and the performance of the Company's obligations thereunder, have been duly authorized by all necessary corporate action of the Company.

     7. The Documents have been duly executed and delivered by the Company and the Stockholder. Each of the Documents constitutes the legal and valid obligation of the Company and the Stockholder, to the extent that each is a party thereto and is binding on and enforceable against the Company and the Stockholder, to the extent that each is a party thereto, in accordance with its terms.

     8. No consent, approval, or other authorization of or by any court, administrative agency, or other governmental authority is required to permit the Company or the Stockholder to execute and deliver any of the Documents or to perform its or his respective obligations thereunder.

     9. To our knowledge, the execution and delivery of the Documents by the Company and the Stockholder, as applicable, and the performance of their respective obligations thereunder, will not violate any applicable law.

     10. The execution and delivery by the Company of the Documents and the performance of its obligations thereunder will not violate any provision of the Company's Certificate of Incorporation or Bylaws.

     11. To our knowledge, there are no Pending Proceedings which, if determined adversely, would have a material adverse effect on the Company's assets, operations, or financial condition, or the ability of the Company or the Stockholder to execute, deliver, or perform its or his obligations under the Agreement. For purposes of this letter, a "Pending Proceeding" means a proceeding pending before any court or other governmental body that is, to our knowledge, specifically applicable to the Company, the Predecessor or the Stockholder as a named party.

     12. To our knowledge, the execution and delivery of the Documents by the Company and the Stockholder and the performance of their respective obligations thereunder will not violate any Court Decree or Order. For purposes of this letter, a "Court Decree or Order" means a decree, order, or other official action of any court or other governmental body that is, to our knowledge, specifically applicable to the Company, the Predecessor or the Stockholder as a named party.

     13. No facts have come to our attention which lead us to believe that, as of the date of its execution, the Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that we express no view as to (i) the financial statements attached thereto (including the notes to the financial statements) or (ii) the other financial or statistical information attached thereto or omitted therefrom. We do not, however, assume any responsibility for the accuracy, completeness or fairness of the Documents in general or of the representations made in the Agreement and we make no representation that we have independently verified the accuracy, completeness or fairness thereof.

     Each of the opinions set forth above is subject to the following qualifications:

          (a) The validity, binding nature and enforceability of the Documents may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' or other obligee's rights generally, and we express no opinion as to the effect, if any, of such laws on the Documents.

          (b) The validity, binding nature, and enforceability of the Documents may be limited by applicable principles of equity, relating to the availability of remedies including, without limitation, remedies in the nature of specific enforcement, whether such principles are applied by a court of equity or a court of law, and we express no opinion as to whether a court would grant specific performance, injunctive relief or any other equitable remedy.

          (c) We express no opinion with respect to any of the following provisions if they are contained in the Documents: (i) any provisions under which the

               Company or the Stockholder waives any of its legal or equitable rights except to the extent the waived rights are expressly waivable pursuant to a statute or constitutional provision; (ii) any severability provision; (iii) any provision to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy or that the election of a particular remedy does not preclude recourse to one or more other remedies;
               (iv) any provision which purports to affect jurisdiction or venue of any specified court or courts; (v) choice of law provisions; and (vi) any provision by which any party agrees to take action if that party's ability to take the action in question is subject to conditions within the control of another person.

          (d) This letter is strictly limited to the matters expressly set forth herein and no statements or opinions should be inferred beyond such matters


     As noted above, this opinion is furnished to you pursuant to Section 4.9 of the Agreement and, without our prior written consent, may not be used, or relied upon, by any other person or entity, other than you and your counsel, for any other purpose, nor reproduced or distributed, in part or in its entirety, to any person.

                              Very truly yours,

                              ----------------------------------------

                                   Exhibit B
                                   ---------

                            Stockholders' Agreement
                               See Exhibit 10.5

                                   Exhibit C
                                   ---------

                         Registration Rights Agreement
                               See Exhibit 10.6

                                   Exhibit D
                                   ---------

                   ASSIGNMENT OF TRADEMARKS AND TRADE NAMES

     WHEREAS, Erol Onaran, an individual acting on behalf of himself and Erol's Computer & TV/VCR Service, Inc., a Virginia corporation, having its principal place of business at 7921 Woodruff Court, Springfield, Virginia 22151 (the "Assignor"), is the owner of certain trade names and trademarks described more fully below; and

     WHEREAS, Assignor has adopted, used, or is using such trade names and trademarks; and

     WHEREAS, Assignor has intended to use the marks "WWW.EROLS.COM EROL'S", "EROL'S INTERNET", "EROL'S", "EROLS.COM", and "WEB WHILE YOU WAIT", in commerce and has filed applications with the United States Patent and Trademark Office, now assigned the serial numbers listed below, indicating that intention, but has not yet filed an allegation of use under (S)(S)1(c) or 1(d) of The Trademark Act; and

     WHEREAS, Assignor is assigning such marks in the applications listed below as part of the entire business or portion thereof to which the marks pertain as required by 15 U.S.C. (S)1060; and

     WHEREAS, Erol's Internet, Inc., a Delaware corporation, having its principal place of business at 7921 Woodruff Court, Springfield, Virginia 22151 (the "Assignee"), the successor of the ongoing and existing business or portion thereof of Erol's Computer & TV/VCR Service, Inc., to which the marks pertain, is desirous of acquiring said trade names and trademarks, and the pending intent-to-use applications therefor;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, and transfers to the entire right, title, and interest, in and to the trade names "EROL'S", "EROL'S COMPUTER", and "EROL'S INTERNET" and to the following trademarks, together with the goodwill of the business symbolized by said trademarks: "WWW.EROLS.COM EROL'S", "EROL'S INTERNET", "EROL'S", "EROLS.COM", and "WEB WHILE YOU WAIT", including but not limited to the following intent-to-use applications filed with the United States Patent and Trademark Office:

     Serial Number:  75/121,078    Date of Filing:  June 18, 1996
     Mark:           WWW.EROLS.COM EROL'S
     Mark Type(s):   Service Mark
     Drawing Type:   Words, Letters, or Numbers and Design

     Serial Number:  75/121,079    Date of Filing:  June 18, 1996
     Mark:           EROL'S INTERNET
     Mark Type(s):   Trademark
     Drawing Type:   Words, Letters, or Numbers in Typed Form

     Serial Number:  75/121,080    Date of Filing:  June 18, 1996
     Mark:           WWW.EROLS.COM EROL'S
     Mark Type(s):   Trademark
     Drawing Type:   Words, Letters, or Numbers and Design

     Serial Number:  75/121,081    Date of Filing:  June 18, 1996
     Mark:           EROL'S
     Mark Type(s):   Trademark
     Drawing Type:   Stylized Words, Letters, or Numbers

     Serial Number:  75/121,082    Date of Filing:  June 18, 1996
     Mark:           EROL'S
     Mark Type(s):   Service Mark
     Drawing Type:   Stylized Words, Letters, or Numbers

     Serial Number:  75/121,083    Date of Filing:  June 18, 1996
     Mark:           EROLS.COM
     Mark Type(s):   Service Mark
     Drawing Type:   Words, Letters, or Numbers in Typed Form

     Serial Number:  75/137,814    Date of Filing:  July 18, 1996
     Mark:           WEB WHILE YOU WAIT
     Mark Type(s):   Service Mark
     Drawing Type:   Words, Letters, or Numbers in Typed Form

     Assignor, on behalf of himself and Erol's Computer & TV/VCR Service, Inc., warrants and covenants that no assignment, grant, mortgage, license, or other agreement affecting the rights and property herein conveyed, has been or will be made to others by the Assignor or any predecessor in title thereto and that the full right to convey the same as herein expressed is possessed thereby;

     To be binding on the successors and assigns of the Assignor and to extend to the successors, assigns, and nominees of the Assignee.

EROL'S COMPUTER & TV/VCR SERVICE, INC.
EROL ONARAN


By:
   -----------------------------------

Date:
     ---------------------------------

                                   Exhibit E
                                   ---------

                                Promissory Note
                                See Exhibit 10.3